Midland States Bancorp, Inc.

NASDAQ: MSBI

Third Quarter 2016 Earnings Call

Midland
States Bancorp, Inc.

Forward-Looking Statements. This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements express management's current expectations, forecasts of future events or long-term goals and, by their nature, are subject to assumptions, risks and uncertainties, many of which are beyond the control of Midland States Bancorp, Inc. (the "Company", "Midland States" or "MSBI"). Actual results could differ materially from those indicated. Forward-looking statements speak only as of the date they are made and are inherently subject to uncertainties and changes in circumstances, including those described under the heading "Risk Factors" in the Company's registration statement on Form S-1, filed with the Securities and Exchange Commission ("SEC"). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management's views as of any subsequent date. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures. This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include "Adjusted Return on Average Assets," "Adjusted Return on Average Tangible Common Equity," "Adjusted Diluted Earnings Per Share," "Adjusted Earnings," "Adjusted Earnings Available to Common Shareholders," "Yields on Loans Excluding Accretion Income" "Net Interest Margin Excluding Accretion Income," and "Tangible Book Value Per Share." The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company's funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of these measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

Third Quarter 2016 Summary

Strong Earnings	Net income of $8.1 million or $0.51 per diluted share
Strong Loan Growth	Annualized average loan growth of 17.7% in the quarter
Strong Growth in Multiple Portfolios	Double digit annualized increases in commercial real estate, residential real estate, consumer and equipment leasing portfolios
Diverse Revenue Mix	Non-interest income accounts for 35% of total revenue
Improving Efficiencies	Efficiency Ratio[1] improves for the third consecutive quarter

[1] Efficiency Ratio represents non-interest expenses, as adjusted, divided by the sum of fully taxable equivalent net interest income plus non-interest income, as adjusted. Non-interest expense adjustments exclude integration and acquisition expenses. Non-interest income adjustments exclude mortgage servicing rights impairment / recapture, FDIC loss sharing expense, accretion / amortization of the FDIC indemnification asset, gains or losses from the sale of investment securities and other-than-temporary impairment on investment securities.

Business Unit Review - Love Funding

- Commercial FHA origination and servicing business focused on multifamily and healthcare facilities
- Long-term replacement reserve deposits for maintenance/capex of properties and escrow deposits are low-cost sources of funds
- Average deposits related to servicing were $275 million in 3Q16
- Originated $73 million in rate lock commitments in 3Q16

Loan Rate Locks



(in millions)
$196
$80
$227
$281
$73
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Loan Rate Locks

Commercial FHA Revenue Mix



(in millions)
$5.9
$0.6
$5.3
$3.0
$0.5
$2.5
$6.6
$0.3
$6.2
$8.5
$0.8
$7.8
$3.3
($0.5)
$3.8
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Gain
Servicing

Business Unit Review - Residential Mortgage

- Residential mortgage loan origination and servicing
- Record quarter of loan production with $181 million in originations
- Due to higher production, residential mortgage banking revenue increased to $5.0 million

Loan Production, Sales and Net Gain



(in millions)
$144
$137
$108
$108
$84
$84
$133
$104
$181
$126
$3.7
$2.4
$2.7
$3.6
$4.8
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Net Gain on Sale
Mortgage Loans Sold
Total Production

Purchase / Refinance Mix



30%
70%
38%
62%
37%
63%
23%
77%
41%
59%
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Purchase Production
Refinance Production

Business Unit Review - Heartland Business Credit

- Equipment leasing sourced from a network of equipment manufacturers and brokers
- Strong growth with $22 million in originations
- Attractive yields - average rate on lease finance portfolio was 5.62% in the quarter
- 40% year-over-year lease finance portfolio growth

New Originations and Lease Finance Portfolio



(in millions, Lease Finance Portfolio as of quarter-end)
$128
$144
$158
$177
$182
$20.1
$29.2
$26.5
$32.8
$22.1
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
New Originations
Lease Finance Portfolio

Business Unit Review – Wealth Management

- Wealth Management group offers Trust and Estate services, Investment Management, Financial Planning and Employer Sponsored Retirement Plans
- Assets under administration increased by $37 million or 3% from the end of 2Q16
- Expect to close on Sterling Trust company acquisition in 4Q16 which will increase Assets Under Administration to $1.6 billion

Assets Under Administration

(in millions)



$1,145
$1,181
$1,190
$1,198
$1,235
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Wealth Management Revenue

(in millions)



$1.81
$1.83
$1.79
$1.87
$1.94
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Net Interest Income/Margin

- Net interest income declined 2.6% from 2Q16 primarily due to a $2.3 million decrease in accretion income
- Net interest margin, excluding accretion income, increased by 14 basis points, primarily due to a favorable shift in mix of earnings assets

Net Interest Income



(in millions)
$25.4
$2.6
$26.5
$4.4
$24.0
$1.9
$28.0
$4.9
$27.3
$2.6
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Accretion Income
NII Excl. Accretion Income

NIM / NIM Excl. Accretion Income



4.17%
3.83%
4.19%
3.56%
3.80%
3.55%
4.20%
3.52%
4.00%
3.66%
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
NIM
NIM Excl. Accretion Income

Non-Interest Income

- Non-interest income up 7% in 3Q16 vs. 2Q16
- **Strong quarter in residential mortgage banking and wealth management offset a decline in revenue in commercial FHA**



Non-Interest Income
(in millions)
$14.5
$12.8
$12.6
$14.0
$14.9
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Commercial FHA
Residential Mortgage
Wealth Management
All other, net

Non-Interest Expense and Operating Efficiency



Non-Interest Expense and Efficiency Ratio¹
(Non-interest expense in millions)
$28
$28
$28
$31
$29
64%
69%
68%
67%
65%
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016
Non-Interest Expense
Efficiency Ratio

- Efficiency Ratio[1] declined to 65% in 3Q16 vs. 67% in 2Q16
- Improvement in efficiency ratio primarily driven by a 7% reduction in operating expenses compared to 2Q16

[1] Efficiency Ratio represents non-interest expenses, as adjusted, divided by the sum of fully taxable equivalent net interest income plus non-interest income, as adjusted. Non-interest expense adjustments exclude integration and acquisition expenses. Non-interest income adjustments exclude mortgage servicing rights impairment / recapture, FDIC loss sharing expense, accretion / amortization of the FDIC indemnification asset, gains or losses from the sale of investment securities and other-than-temporary impairment on investment securities.

Loan Portfolio

- Total loans at quarter-end increased by $152 million in 3Q16 vs. 2Q16
- Approximately $73 million of the increase was related to advances on a government guaranteed warehouse line of credit to a customer that originates commercial FHA loans
- Excluding advances on this line, total loan portfolio increased at a annualized rate of 14% in 3Q16

Loan Portfolio Mix

(in millions, as of quarter-end)

	3Q 2016	2Q 2016	3Q 2015
Commercial	$ 545	$ 489	$ 522
Commercial real estate	956	929	866
Construction and land development	164	182	131
Residential real estate	217	179	168
Consumer	248	205	158
Lease financing	183	177	128
Total	**$ 2,313**	**$ 2,161**	**$ 1,973**

Total Loans

(in millions, as of quarter-end)



$1,973
$1,996
$2,016
$2,161
$2,313
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Total Deposits

- Total deposits increased 3% vs. 2Q16 and 5% vs. 3Q15
- Increase in non-interest bearing and NOW deposits, which enabled the run off of higher cost time and brokered deposits
- $82 million of the increase in non-interest bearing deposits is temporary in nature from loan origination and modification payments in the commercial FHA business

Deposit Mix

(in millions, as of quarter-end)

	3Q 2016	2Q 2016	3Q 2015
Non-interest-bearing demand	$ 629	$ 529	$ 513
NOW	658	627	623
Money market	366	375	350
Savings	163	165	155
Time	421	431	427
Brokered	183	228	236
Total deposits	**$ 2,420**	**$ 2,355**	**$ 2,304**

Total Deposits

(in millions, as of quarter-end)



$2,304
$2,368
$2,390
$2,355
$2,420
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Asset Quality

- Non-performing loans increased by $11.5 million in 3Q16 vs. 2Q16, primarily related to one CRE credit that was modified to a TDR in the quarter
- Net charge-offs totaled $0.6 million in 3Q16

Non-performing Loans / Total Loans

(Total Loans as of quarter-end)


1.23%
1.25%
0.93%
0.85%
1.29%
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

NCO / Average Loans


1.57%
0.04%
0.51%
0.09%
0.11%
3Q 2015
4Q 2015
1Q 2016
2Q 2016
3Q 2016

Outlook

- Economic conditions in our markets remain healthy
- Expecting low- to mid-teen loan growth for the full year
- New loan products are contributing to strong pipeline
- Continuing to make expense control a high priority
- Early termination of FDIC loss-sharing agreements
- Expect to see continuation of positive trends in the business

APPENDIX

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)	For the Quarter Ended September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Adjusted Earnings Reconciliation					
Income before income taxes - GAAP	$ 12,147	$ 10,473	$ 7,895	$ 10,507	$ 5,379
Adjustments to other income:					
Gain on sales of investment securities, net	39	72	204	33	1
Other than-temporary-impairment on investment securities	-	-	(824)	-	(299)
FDIC loss-sharing expense	-	-	-	(212)	(57)
Amortization of FDIC indemnification asset, net	-	-	-	(39)	(121)
Reversal of contingent consideration accrual	-	350	-	-	-
Other income	-	-	-	-	12
Total adjusted other income	39	422	(620)	(218)	(464)
Adjustments to other expense:					
Expenses associated with payoff of subordinated debt	-	511	-	-	-
Integration and acquisition expenses	352	406	385	214	898
Total adjusted other expense	352	917	385	214	898
Adjusted earnings pre tax	12,460	10,968	8,900	10,939	6,741
Adjusted earnings tax	4,191	3,861	3,133	3,414	2,103
Adjusted earnings - non-GAAP	$ 8,269	$ 7,107	$ 5,767	$ 7,525	$ 4,638
Adjusted diluted EPS	$ 0.52	$ 0.52	$ 0.47	$ 0.61	$ 0.38
Adjusted return on average assets	1.06 %	0.93 %	0.79 %	1.04 %	0.66 %
Adjusted return on average shareholders' equity	10.32 %	10.66 %	9.79 %	12.90 %	7.92 %
Adjusted return on average tangible common equity	12.34 %	13.27 %	12.64 %	16.77 %	10.39 %
Yield on Loans					
Reported yield on loans	4.79 %	5.22 %	4.68 %	5.15 %	4.94 %
Effect of accretion income on acquired loans	(0.41) %	(0.85) %	(0.30) %	(0.78) %	(0.41) %
Yield on loans excluding accretion income	4.38 %	4.37 %	4.38 %	4.37 %	4.53 %
Net Interest Margin					
Reported net interest margin	4.00 %	4.20 %	3.80 %	4.19 %	4.17 %
Effect of accretion income on acquired loans	(0.34) %	(0.68) %	(0.25) %	(0.63) %	(0.34) %
Net interest margin excluding accretion income	3.66 %	3.52 %	3.55 %	3.56 %	3.83 %

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

(in thousands, except per share data)	As of September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 321,790	$ 316,315	$ 238,561	$ 233,056	$ 231,625
Adjustments:					
Noncontrolling interest in subsidiaries	(41)	(47)	(175)	(176)	(210)
Goodwill	(46,519)	(46,519)	(46,519)	(46,519)	(47,102)
Other intangibles	(5,391)	(5,905)	(6,424)	(7,004)	(7,601)
Tangible common equity	$ 269,839	$ 263,844	$ 185,443	$ 179,357	$ 176,712
Total Assets to Tangible Assets:					
Total assets—GAAP	3,247,727	3,021,784	2,898,080	2,884,824	2,832,308
Adjustments:					
Goodwill	(46,519)	(46,519)	(46,519)	(46,519)	(47,102)
Other intangibles	(5,391)	(5,905)	(6,424)	(7,004)	(7,601)
Tangible assets	$ 3,195,817	$ 2,969,360	$ 2,845,137	$ 2,831,301	$ 2,777,605
Common Shares Outstanding	15,404,423	15,402,946	11,804,779	11,797,404	11,760,589
Tangible Common Equity to Tangible Assets	8.44 %	8.89 %	6.52 %	6.33 %	6.36 %
Tangible Book Value Per Share	$ 17.52	$ 17.13	$ 15.71	$ 15.20	$ 15.03

Return on Average Tangible Common Equity (ROATCE)

(in thousands)	As of September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net Income	$ 8,051	$ 6,789	$ 5,119	$ 7,695	$ 3,445
Average total shareholders' equity—GAAP	$ 318,909	$ 268,262	$ 236,921	$ 231,420	$ 232,287
Adjustments:					
Noncontrolling interest in subsidiaries	(49)	(121)	(184)	(204)	(207)
Goodwill	(46,519)	(46,519)	(46,519)	(46,997)	(47,102)
Other intangibles	(5,656)	(6,184)	(6,740)	(7,324)	(7,917)
Average tangible common equity	$ 266,685	$ 215,438	$ 183,478	$ 176,895	$ 177,061
ROATCE	12.01 %	12.67 %	11.22 %	17.26 %	7.72 %